Calculation of Filing Fee Tables
S-1
Hyperliquid Strategies Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(a)	35,156,660	$ 6.93	$ 243,635,653.80	0.0001381	$ 33,646.08
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 243,635,653.80		$ 33,646.08
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 33,646.08
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.01 per share ("Common Stock"), of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions. (2) Represents 35,156,660 shares of Common Stock held by Rorschach Advisors LLC ("Advisor") for potential offer and resale, including (i) up to 7,761,860 shares (the "Advisor Issued Shares") of the common stock, $0.01 par value per share ("Common Stock" or "Company Common Stock") of the registrant, and (ii) up to 27,394,800 shares of the Company Common Stock (the "Advisor Warrant Shares"; together with the Advisor Issued Shares, collectively, the "Advisor Shares") issuable upon the exercise of 27,394,800 warrants of the Company (the "Advisor Warrants"), that have been issued by us (or may be issued by us, with respect to the Warrant Shares) to the Advisor pursuant to the Business Combination Agreement, dated July 11, 2025, by and among the registrant, Sonnet BioTherapeutics Holdings, Inc., a Delaware corporation, Rorschach I LLC, a Delaware limited liability company, TBS Merger Sub Inc., a Delaware corporation and the registrant's wholly owned subsidiary and Rorschach Merger Sub, LLC, a Delaware limited liability company and the registrant's wholly owned subsidiary. (3) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock of the registrant on The Nasdaq Capital Market on May 18, 2026. This calculation is in accordance with Rule 457(c) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date